Exhibit 10.11
LEASE AGREEMENT
Basic Lease Information

Lease Date:	April 15, 2005.

Landlord:	MB Technology Park, LLC, a California limited liability company

Landlord’s Address for Notices and Payment of Rent:	MB Technology Park, LLC c/o Colliers Parrish International, Inc. 450 West Santa Clara Street San Jose, CA 95113

Tenant:	Cavium Networks, Inc., a California corporation

Tenant’s Notice Address:	Before the Commencement Date:

Cavium Networks, Inc. 2610 Augustine Drive Santa Clara, CA 95054 Attention: Art Chadwick, Vice President Finance, CFO

After the Commencement Date: at the Premises.

Park:	The business park known as Middlefield Bernardo Business Park, that is located at the southwest corner of the intersection of East Middlefield Road and Bernardo Avenue in Mountain View, California. The Park is depicted on Exhibit A. The 5 buildings in the Park, including the building in which the Premises are located, are, collectively, the “Buildings”. The Buildings collectively contain approximately 171,784 rentable square feet of space. The term “Park” includes the land legally described as Parcel A on the Parcel Map filed in the Office of the Recorder of Santa Clara County, California in Book 376 of Maps at Page 22, together with the Buildings, which are depicted as Buildings A through E on Exhibit A, and all other improvements located on such land from time to time.

Building:	The building in the Park with a street address of 805 East Middlefield Road, Mountain View, California. The

i

Building contains approximately 32,260 rentable square feet of space.

Premises:	Approximately 32,260 rentable square feet, as shown on Exhibit A. The Premises consist of the entire Building.

Condition of Premises:	Landlord shall tender possession of the Premises to Tenant in the following condition on the Commencement Date, at Landlord’s cost: (i) with all building systems, including heating, ventilation, and air conditioning (collectively, “HVAC”), electrical, and plumbing, in good working order; (ii) with refuse removed; (iii) with all carpets steam-cleaned; if the stains in the carpet around the core at the center of the Building and/or in the boardroom cannot be removed to Tenant’s reasonable satisfaction, Landlord will replace the stained carpeting in the core area; (iv) with the blue walls in the core painted another color to be selected by Tenant; (v) with the telephones plugged in and working; (vi) with the existing signage for the previous tenant removed and any damage repaired; (vii) with all doors and plumbing in good working and operating condition; and (viii) with all lighting inside the Premises in good working condition. All work required to put the Premises in the condition required by this paragraph on the Commencement Date is the “Landlord’s Work”. Tenant has received a copy of the 2004 Roof Inspection Report for the Park dated October 3, 2004 performed by CRS Roof Consultants (the “Roof Report”). Landlord shall, at Landlord’s sole cost, install the cold process, polyester reinforced, asphalt emulsion roof system at the Building as the Roof Report recommends before December 31, 2005.

Term (§2.1):	The period (the “Initial Term”) commencing on June 1, 2005 (the “Commencement Date”), and expiring at 5:00 pm Mountain View time on May 31, 2008 (the “Expiration Date”). However, if the Landlord’s Work is not substantially completed by June l, 2005 (that is, sufficiently completed so as to permit Tenant to take possession of the Premises and commence its fit-up work), then (i) the Commencement Date shall be delayed until the date that Landlord tenders possession of the Premises to Tenant with the Landlord’s work substantially completed, (ii) the Expiration Date shall be extended to the last day of the month in which the third anniversary of the Commencement Date occurs, (iii) Landlord shall have no liability for failing to have tendered possession of the

Premises on June 1, 2005, and (iv) Tenant’s sole remedy if Landlord fails to tender possession of the Premises to Tenant with the Landlord’s Work substantially complete on or before July 1, 2005 shall be to terminate this Lease by delivering a 15 day written notice of termination to Landlord. If Tenant delivers a termination notice to Landlord under this paragraph, this Lease shall terminate 15 days after the date Landlord receives the notice, except that if Landlord tenders possession of the Premises with the Landlord’s Work substantially complete within 15 days after receiving Tenant’s termination notice, the termination notice shall not be effective, and this Lease shall remain in full force and effect, with the same effect as if Tenant had never delivered any termination notice under this paragraph.

Early Occupancy:	Tenant shall be entitled to early access to the Premises between the date of this Lease and the Commencement Date for fit up purposes, including, but not limited to, design and tenant improvement work, cabling, and the installation of Tenant’s equipment and fixtures. If Tenant enters the Premises before the Commencement Date, (i) such entry shall be at Tenant’s sole risk and subject to all the provisions of this Lease, including, but not limited to, the requirement to pay the first month’s Rent and the Security Deposit and obtain the insurance and deliver the insurance certificates this Lease requires before taking occupancy, (ii) Tenant shall not interfere with or increase the cost of Landlord’s performance of the Landlord’s Work, and (iii) Tenant shall comply with all reasonable conditions Landlord imposes on Tenant’s early entry.

Option to Extend (§2.2):	Tenant shall have one option to extend the Term for 3 years as provided in Section 2.2.

Base Rent (§3.2):	Each 12-month period during the Term commencing on the first day of the month in which the Commencement Date occurs is a “Lease Year”. Tenant shall pay 12 equal monthly installments of Base Rent per Lease Year as follows:

	Rentable square
	feet with respect	Base Rent per	Monthly
	to which Base Rent	rentable square	installments of
Lease Year	is payable	foot per month	Base Rent
1	20,000	$1.15	$23,000
2	32,260	$1.23	$39,680
3	32,260	$1.28	$41,293

Tenant shall be entitled to possession of the entire 32,260 rentable square feet of the Premises throughout the Term, but during the first Lease Year Tenant shall only be obligated to pay Base Rent and Tenant’s Share of “Operating Expenses” and “Taxes”, as Sections 6.1 and 6.2 define those terms, with respect to 20,000 rentable square feet of the Premises. Except for the Base Rent, Operating Expenses and Taxes that are payable only with respect to 20,000 rentable square feet during the first Lease Year in accordance with the preceding sentence and the table above, Tenant shall pay all other Rent with respect to the entire 32,260 rentable square feet of the Premises throughout the entire Term, including, but not limited to, all “Utility Expenses”, as Section 7 defines that term. If the Commencement Date is not the first day of a calendar month, Base Rent and Tenant’s Share of Operating Expenses and Taxes for the first month of the Term shall be prorated as of the Commencement Date.

First Full Month’s Rent to be paid upon execution (§3.1):	Upon Tenant’s execution and delivery of this Lease, Tenant shall pay the first full month’s Rent, in the amount of $29,600. [$23,000 Base Rent + ($.33/rsf x 20,000 rsf)]

Security Deposit (§4):	$52,000 [$41,293 Base Rent + ($.33/rsf x 32,260 rsf)]

Furniture/Cubicles/Phone System	Tenant shall have the right, during the Term, to use the office furniture, cubicles, and phone system that are currently in the Premises (the “Office Equipment”), at no additional charge. A list of the Office Equipment is attached to this Lease as Exhibit E. The Office Equipment is and shall remain the property of Landlord. Tenant shall not remove, destroy, or dispose of any of the Office Equipment without Landlord’s permission, and shall leave the Office Equipment in place in the Premises at the expiration the Term or the termination of the Lease. Tenant shall maintain and keep the Office Equipment in good working order and repair, and otherwise in the same condition it was in on the Commencement Date, subject to reasonable wear and tear. Landlord shall re-wire each phone line in each cube, office, and conference room that has been cut. Landlord shall provide and install phone sets for each cubicle, private office, and conference room, but Landlord is not obligated to replace any existing phone sets that work.

Tenant’s Share:	18.779% (except as expressly stated otherwise in this Lease).

Permitted Uses (§9):	The Premises shall be used solely for general office use, light research and development, engineering laboratory, receiving and shipping, and for no other purpose without Landlord’s prior written consent, and only to the extent permitted by the City of Mountain View and all agencies and governmental authorities having jurisdiction over the Premises.

Tenant’s Number of Parking Spaces (§24):	Tenant’s proportionate share, based on the ratio of the area of the Premises to the area of the Park, of the parking spaces on the legal parcel on which the Park is located, which spaces are nonexclusive and undesignated, at no additional charge to Tenant, as provided in Section 24. The parking ratio at the Park is 3.3 spaces for each 1,000 rentable square feet.

Brokers (§38):	Landlord’s brokers are Susan Gregory, David Sandlin, and Craig Fordyce with Colliers International. Tenant’s brokers are Jeff Hoffman and Tracey Solari with Cornish and Carey Commercial.

Generator:	The generator connected to or serving the Building as of the date of this Lease is not part of the Premises or the Office Equipment. Landlord shall disconnect the generator from the Building before the Commencement Date, but may leave it in place throughout the Term, or, at Landlord’s sole option, remove the generator at any time. Tenant has no right to use, and no obligation to maintain, the generator.

Exhibits:	Exhibit A	Depiction of the Premises, the Building, and the Park
	Exhibit B	Rules and Regulations
	Exhibit C	Covenants, Conditions and Restrictions
	Exhibit D	Hazardous Materials Disclosure Certificate — Example
	Exhibit E	List of Office Equipment

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TABLE OF CONTENTS

1.	Premises		1
2.	Term		1
	2.1	Initial Term, Term	1
	2.2	Option to Extend	1
3.	Rent		3
	3.1	Base Rent	3
	3.2	Additional Rent	3
	3.3	Rent	4
4.	Security Deposit		4
5.	Condition of Premises		4
6.	Operating Expenses and Taxes		5
	6.1	Operating Expenses	5
	6.2	Taxes	7
	6.3	Payment of Operating Expenses and Taxes	7
	6.4	Annual Reconciliation	8
	6.5	Audit	8
7.	Utilities		9
8.	Late Charges		10
9.	Use of Premises		10
	9.1	Compliance with Laws, Recorded Matters, and Rules and Regulations	10
	9.2	Prohibition on Use	11
10.	Alterations and Additions; Surrender of Premises		12
	10.1	Alterations and Additions	12
	10.2	Changes by Landlord	12
	10.3	Surrender of Premises	12
11.	Repairs and Maintenance		14
	11.1	Tenant’s Repairs and Maintenance Obligations	14
	11.2	Reimbursable Repairs and Maintenance Obligations	14
	11.3	Landlord’s Repairs and Maintenance Obligations	15
	11.4	Tenant’s Failure to Perform Repairs and Maintenance Obligations	15
	11.5	Landlord’s Failure to Perform Repairs and Maintenance Obligations	15
12.	Insurance		16
	12.1	Types of Insurance	16
	12.2	Insurance Policies	17
	12.3	Additional Insureds and Coverage	17
	12.4	Failure of Tenant to Purchase and Maintain Insurance	17
13.	Waiver of Subrogation		18
14.	Limitation of Liability and Indemnity		18
15.	Assignment and Subleasing		19
	15.1	Transfers Prohibited	19
	15.2	Leasing Profit Belongs to Landlord	20
	15.3	Request for Consent	20

	15.4	Consent Standard	20
	15.5	Conditions to Consent	21
	15.6	Additional Compensation	22
	15.7	Permitted Transfers	22
	15.8	Assignment of Subrents	23
16.	Ad Valorem Taxes		23
17.	Subordination and Attornment		24
	17.1	Subordination	24
	17.2	Attornment	25
18.	Right of Entry		25
19.	Estoppel Certificate		25
20.	Tenant’s Default		26
	20.1	Vacation or Abandonment	26
	20.2	Payment of Rent	26
	20.3	Other Breaches	26
	20.4	Bankruptcy	26
	20.5	Hazardous Materials	27
	20.6	Misrepresentations	27
21.	Remedies for Tenant’s Default		27
	21.1	Landlord’s Rights	27
	21.2	Damages Recoverable	27
	21.3	Bankruptcy	28
	21.4	Rights and Remedies Cumulative	31
	21.5	Waiver of a Default	32
22.	Holding Over		32
23.	Landlord’s Default		32
24.	Parking		32
25.	Sale of Premises		33
26.	Waiver		33
27.	Casualty Damage		33
28.	Condemnation		34
29.	Environmental Matters/Hazardous Materials		35
	29.1	Hazardous Materials Disclosure Certificate	35
	29.2	Definition of Hazardous Materials	35
	29.3	Prohibition; Environmental Laws	35
	29.4	Tenant’s Environmental Obligations	36
	29.5	Environmental Indemnity	37
	29.6	Survival	37
30.	Financial Statements		38
31.	General Provisions		38
	31.1	Time	38
	31.2	Successors and Assigns	38
	31.3	Recordation	38
	31.4	Landlord’s Personal Liability	38
	31.5	Separability	39
	31.6	Choice of Law	39

31.7	Attorney Fees	39
31.8	Entire Agreement	39
31.9	Warranty of Authority	39
31.10	Notices	39
31.11	Joint and Several	40
31.12	Covenants and Conditions	40
31.13	Waiver of Jury Trial	40
31.14	Counterclaims	40
31.15	No Merger	40
31.16	Survival	40
31.17	Signs	40
31.18	Mortgagee Protection	41
31.19	Quitclaim	41
31.20	Modifications for Mortgagee	41
31.21	Warranties of Tenant	42
31.22	Compliance with Americans with Disabilities Act	42
31.23	Brokerage Commission	43
31.24	Quiet Enjoyment	44
31.25	Landlord’s Ability to Perform Tenant’s Unperformed Obligations	44
31.26	Consent Standard	44

LEASE AGREEMENT
     This Lease Agreement (the “Lease”) is made as of the Lease Date set forth in the Basic Lease Information on page 1. The Basic Lease Information is a part of the Lease and the Basic Lease Information and the balance of the Lease shall be construed as a single instrument.
     1. Premises. Landlord hereby leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions of this Lease. Subject to all reasonable security measures that Landlord imposes, Tenant shall have access to the Premises, Building, and parking areas within the Park 24 hours a day, 7 days a week. Tenant agrees that the square rentable areas of the Premises, the Building, and the Park set forth the in Basic Lease Information are approximations that are reasonable and shall not be subject to revision except as expressly provided in this Section 1. Accordingly, for all purposes related to this Lease, the rentable area of the Premises, the Building, and the Buildings as of the Lease Date shall be conclusively deemed to be the number of rentable square feet for such spaces set forth in the Basic Lease Information. If after the Lease Date Landlord conveys its interest in a part, but less than all of, the Park, the term “Park” shall be adjusted to refer only to the part of the Park that Landlord continues to own after such conveyance. If the Building or any other building in the Park is modified after the Lease Date in a manner that actually changes its rentable area, or if Landlord conveys a part of the Park and the term “Park” is redefined under the previous sentence, Tenant’s Share shall be adjusted to be the quotient of the rentable area of the Premises divided by the rentable area of the Park, expressed as a percentage.
     2. Term.
     2.1 Initial Term, Term. The word “Term” refers to the Initial Term stated in the Basic Lease Information, together with any extension or renewal of the Initial Term.
     2.2 Option to Extend. Provided that Tenant is occupying the entire Premises at the time it elects to do so, Tenant shall have the option to extend the Term (the “Extension Option”) for one additional period of 3 years (the “Extension Term”) commencing immediately upon the expiration of the Initial Term and ending at 5:00 p.m. on May 31, 2011 by delivering written notice (a “Notice to Extend”) of its exercise of the Extension Option to Landlord not later than 365 days before the expiration of the Initial Term, as follows:
     2.2.1 The Base Rent payable for each month during the Extension Term shall the greater of the Base Rent in effect immediately before the commencement of the Extension Term or the prevailing rental rate (the “Prevailing Rental Rate”) at the commencement of the Extension Term, for extensions of space of equivalent quality, size, utility, and location in Mountain View, taking into account the length of the Extension Term, Tenant’s credit standing, and all other relevant factors. Within 30 days after receiving Tenant’s Notice to Extend, Landlord shall deliver to Tenant written notice (the “PRR Notice”) advising Tenant of Landlord’s determination of the Prevailing Rental Rate. Unless Tenant delivers to Landlord, within 10 days after receiving the PRR Notice, a written acceptance of Landlord’s determination of the Prevailing Rental Rate, the Prevailing Rental Rate shall be determined in accordance with Section 2.2.2 below.
     2.2.2 If Tenant does not accept Landlord’s determination of the Prevailing Rental Rate within 10 days after Landlord’s PRR Notice as provided in Section 2.2.1, the Prevailing Rent Rate shall be determined as follows. Tenant shall submit to Landlord, within 30 days after receiving the PRR Notice, a notice (the “PRR Objection Notice”): (i) advising Landlord that Tenant disagrees with Landlord’s determination of the Prevailing Rental Rate in the PRR Notice, and (ii) proposing a specific alternative Prevailing Rental Rate. If Landlord and Tenant fail, despite good-faith negotiations, to agree on the Prevailing Rental Rate on or before the date (the “Outside Date”) that is 30 days after Landlord receives the PRR Objection Notice, Landlord and Tenant each shall give notice to the other of the name and address of an arbitrator designated by the party giving such notice. If either party fails to give notice of such designation within 10 business days after the Outside Date, the other party shall provide an additional notice to such party requiring such party’s appointment of an arbitrator within 10 business days after receipt of such second notice. If either party fails to give notice of such designation within such second 10 business day period, the first arbitrator chosen shall make the determination of the Prevailing Rental Rate alone. If two arbitrators have been designated, both arbitrators shall, within 10 business days following the designation of the second arbitrator, make their determination of Prevailing Rental Rate in writing and give notice to each other and to Landlord and Tenant. The two arbitrators shall have 10 business days after the receipt of notice of each other’s determinations to confer with each other and to attempt to reach agreement as to the determination of Prevailing Rental Rate. If the two arbitrators agree on the Prevailing Rental Rate, that rate shall be final and binding upon Landlord and Tenant. If the two arbitrators fail to agree on the Prevailing Rental Rate by the end of the 10 business day period, then the two arbitrators shall promptly designate a third arbitrator. If the two arbitrators fail to agree upon the designation of a third arbitrator within 10 business days, then either party may apply to the American Arbitration Association or any successor having jurisdiction for the designation of such arbitrator. The third arbitrator shall conduct such hearing and investigations as he/she may deem appropriate and shall, within 30 days after his/her designation, choose the one determination out of the two determinations by the two arbitrators originally selected by the parties that most closely approximates the third arbitrator’s own determination of the Prevailing Rental Rate, and that choice by the third arbitrator shall be binding upon Landlord and Tenant. The third arbitrator shall have no right to propose a middle ground or any modification of either of the determinations proposed by the original two arbitrators. The cost of the arbitration shall be split evenly between the parties (and each party shall bear all of its own costs in connection with such arbitration). The determination of the Prevailing Rental Rate rendered in accordance with this Section 2.2.2 shall be final and binding in fixing the Prevailing Rental Rate. The arbitrators shall not have the power to add to, modify, or change any of the provisions of this

Lease. All arbitrators shall be real estate brokers with at least 5 years of continuous experience in the business of acting as real estate agents or brokers with respect to comparable commercial office buildings in the Mountain View market, exclusive of any broker from any brokerage firm currently representing (or who had previously represented within the preceding 2-year period) either Landlord or Tenant.
     2.2.3 The Extension Option and all of Tenant’s rights under this Section 2.2 shall automatically terminate immediately upon the occurrence of any of the following: (1) either this Lease or Tenant’s right to possession of the Premises is terminated; (2) Tenant fails to timely exercise the Extension Option, time being of the essence with respect to Tenant’s exercise; (3) Tenant enters into any Transfer other than a Permitted Transfer or a sublease or subleases cumulatively covering more than 25% of the Premises; or (4) a material default by Tenant exists either at the time Tenant delivers the Notice to Extend, or immediately before the scheduled commencement of the Extension Term.
     2.2.4 If Tenant exercises the Extension Option, then, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term and otherwise amending this Lease as follows: (a) the Base Rent shall be increased, if necessary, to be the same as the Prevailing Rental Rate; (b) Tenant shall have no further extension or renewal option unless expressly granted by Landlord in writing; and (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.
     3. Rent.
     3.1 Base Rent. Tenant shall prepay the first month’s Base Rent and Additional Rent to Landlord on the date Tenant executes and delivers this Lease to Tenant. Thereafter, Tenant shall pay to Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent stated in the Basic Lease Information, payable in advance at Landlord’s address stated in the Basic Lease Information on the first day of each month throughout the Term. Landlord and Tenant intend this Lease to be a “triple net” lease, that is, they intend that, except to the extent this Lease expressly provides to the contrary, the Base Rent shall be absolutely net to Landlord of all costs whatsoever of owing, insuring, operating, maintaining, repairing, and/or rebuilding the Park, to the extent such costs are incurred in connection with or are allocable to the Premises.
     3.2 Additional Rent. The term “Additional Rent” means all of the following: (i) Tenant’s Share of “Operating Expenses”, as that term is defined in Section 6.1; (ii) Tenant’s Share of “Taxes”, as that term is defined in Section 6.2; (iii) “Utility Expenses”, as that term is defined in Section 7; (iv) all costs and expenses Landlord incurs to enforce this Lease, including, but not limited to, costs associated with the delivery of notices, delivery and recordation of notices of default, attorney fees, expert fees, court costs and filing fees (collectively, the “Enforcement Expenses”), which Enforcement Expenses are due within ten days after Tenant receives Landlord’s demand; (vi) all late charges under Section 8; and (vi) all other fees, charges, and other amounts this Lease obligates Tenant to pay to or for the benefit of Landlord or to any other third person other than Landlord. The use of the term “Additional Rent” is intended to give Landlord the same rights under California law with respect to Tenant’s failure to pay Additional Rent as Landlord would have for Tenant’s failure to pay Base Rent, but is not intended to characterize any charge included in Additional Rent as rent for the purpose of the imposition of any rent or similar tax.
     3.3 Rent. The term “Rent” means, collectively, Base Rent and all Additional Rent.
     4. Security Deposit. Tenant shall deposit with Landlord upon the execution of this Lease the Security Deposit set forth in the Basic Lease Information. The Security Deposit shall be security for Tenant’s performance of Tenant’s obligations under this Lease. If Tenant fails to pay any Rent, or otherwise defaults under this Lease, Landlord may use, apply, or retain all or any part of the Security Deposit for the payment of any Rent or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage that Landlord may suffer in connection with any default by Tenant. If Landlord so uses or applies all or any part of the Security Deposit, Tenant shall, within 10 days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount then required. If Tenant performs all of Tenant’s obligations under this Lease, Landlord shall return the unapplied portion, if any, of the Security Deposit to Tenant or to any other party entitled to receive that sum, without payment of interest or other increment for its use, as soon as is reasonably practicable after the Term expires and Tenant vacates the Premises. This Lease does not create any trust relationship between Landlord and Tenant with respect to the Security Deposit. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.
     5. Condition of Premises. Landlord shall tender possession of the Premises to Tenant on the Commencement Date, with the Landlord’s Work substantially completed. Except for, and subject to Landlord’s full completion of the Landlord’s Work, Tenant shall accept the Premises in their “As-Is” condition with all faults on the Commencement Date, and Tenant agrees that Landlord has no obligation to perform any work other than the Landlord’s Work or provide any allowance to Tenant in connection with Tenant’s leasing and moving into the Premises. Except to the extent this Lease expressly provides to the contrary, Tenant hereby acknowledges and agrees that neither Landlord nor any of Landlord’s agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant’s business, Tenant’s intended use of the Premises, or for any other purpose. Landlord represents that, as of the date of this Lease, to Landlord’s actual knowledge, Landlord has not received from any governmental authority any written notice of any violation of any Laws relating to the construction or operation of the Building that has not been cured as of the date of this Lease.

     6. Operating Expenses and Taxes.
     6.1 Operating Expenses. As Additional Rent in addition to Base Rent, Tenant shall pay Tenant’s Share of the total amounts paid or payable by Landlord in connection with the ownership, operation, maintenance, and repair of the Park (“Operating Expenses”). Operating Expenses may include, but are not limited to:
     6.1.1 Landlord’s cost of repairs to, and maintenance of, the roof, the roof membrane, and the exterior walls of the Building, including but not limited to the cost of the maintenance and repairs that Section 11.2 obligates Landlord to perform in the Building (collectively, “Structural Maintenance Costs”). Tenant shall not be obligated to pay for Structural Maintenance Costs for any other building in the Park.
     6.1.2 Landlord’s cost of operating, maintaining, repairing and replacing the Common Area, including but not limited to all utility costs, fees, charges or expenses. The term “Common Area” means all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leased exclusively to other tenants, including but not limited to, parking lots and other outside paved areas, sidewalks, access and perimeter roads, lighting, signage, landscaping, hardscaping, interior common lobbies and mezzanines, and other improvements.
     6.1.3 Landlord’s annual cost of property insurance for the Park insuring against fire and extended coverage (including, if Landlord elects, “all risk” coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Park, rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six months commencing on the date of loss, and subject to Section 27, any deductible.
     6.1.4 Landlord’s cost of: (i) modifications to any part of the Buildings or the Common Area of the Park caused by any Law that first becomes effective after the Buildings were originally constructed; (ii) any equipment installed in, and alterations or improvements made to, any of the Buildings that are expected to reduce the normal operating costs (including utility costs) of the Building or that are reasonably necessary for the health and safety of the occupants of the Building; and (iii) any capital repairs or replacements of the HVAC systems that serve solely the Premises, provided that the cost of all such modifications, improvements, and equipment described in the preceding clauses (i), (ii) and (iii) that are capital in nature as determined in accordance with generally accepted accounting principles (“GAAP”) shall be amortized, together with interest, over the useful economic life of such improvements as determined by Landlord in its reasonable discretion.
     6.1.5 If Landlord elects to so procure, Landlord’s cost of preventive maintenance, and repair contracts including, but not limited to, contracts for elevator systems, HVAC systems, lifts for disabled persons, and trash or refuse collection.
     6.1.6 Landlord’s cost of security and fire protection services for all or any part of the Park, if Landlord elects, in its sole discretion, to provide such services.
     6.1.7 Landlord’s establishment of reasonable reserves for replacements and/or repairs of Common Area improvements, equipment, and supplies.
     6.1.8 Landlord’s cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Park.
     6.1.9 Landlord’s cost for the management and administration of the Park, including without limitation, a property management fee, accounting, auditing, billing, salaries for clerical and supervisory employees (whether located within the Park or off-site) and all fees, licenses and permits related to the ownership, operation and management of any portion of the Park in an amount not to exceed, in the aggregate, 3% of the gross rent at the Park.
Operating Expenses shall not include costs for: (i) repairs and replacements, including any repairs required by casualty damage, and any general maintenance, that are paid by insurance proceeds, paid by Tenant other than as an Operating Expense, or entirely paid by other tenants of the Park or other third parties; (ii) interest, amortization or other payments on loans to Landlord; (iii) depreciation; (iv) leasing commissions and other similar payments paid to agents or employees of Landlord, independent brokers and other persons incurred in connection with Landlord’s leasing activities; (v) legal expenses for services other than those that benefit the tenants of the Park in general, such as tax appeals or disputes; (vi) renovating or otherwise improving space for other tenants of the Park or for vacant leasable areas of any of the Buildings; (vii) all items and services for which Tenant reimburses Landlord or pays third persons or that Landlord provides selectively without reimbursement to one or more tenants or occupants other than Tenant that Landlord does not offer to Tenant; (viii) advertising and publicity expenditures; (ix) Landlord’s reserve accounts; (x) any compensation paid to clerks, attendants or other persons in commercial concessions, if any, operation of any retail space or similar concessions; (xi) costs of correcting construction or latent defects in the Building or in the Park; (xii) costs of cleaning up or removing asbestos or hazardous materials, except to the extent used in the normal operation, maintenance, and repair of the Building and Park (including, for example, costs of disposing of batteries, fluorescent tubes, and cleaning materials); (xiii) Landlord’s costs of any services sold or provided tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rental and escalations payable under the lease with such tenant or other occupant; (xiv) capital repairs or replacements or capital equipment, except as provided above in Section 6.1.4; (xv) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Park; (xvi) costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes in effect prior to the date the Building was constructed; (xvii) Landlord’s general corporate overhead and general administrative expenses or activities related to Landlord’s organization not related to the operation of the Building; (xviii) all compensation to executives, officers, or partners of Landlord or to any other person at or above the level of property manager; (xix) salaries of service personnel to the extent that such service personnel perform services not attributable to the management, repair, or operation of the Building or the Park; (xx) the cost of any political or charitable donations or contributions; (xxi) costs of purchasing, installing and replacing art work or decorative features; or (xxii) administrative and/or management fees that, in the aggregate, exceed 3% of gross rent at the Park. In no event shall Landlord be entitled to collect in excess of 100% of the total Operating Expenses from all of tenants at the Park.
     6.2 Taxes. Tenant shall pay Tenant’s Share of all “Taxes”, as that term is defined in this Section 6.2, provided that if the Park is subdivided into more than one tax parcel, Tenant’s Share for the purposes of Taxes only shall be the quotient of the rentable area of the Premises divided by the rentable area of the tax parcel on which the Premises are located, expressed as a percentage. Tenant shall pay the entire amount of any personal property taxes now or hereafter assessed or levied against the Premises or Tenant’s personal property. Tenant shall also pay the entire amount of any increase in real property taxes attributable, in Landlord’s reasonable discretion, to any and all alterations, tenant improvements or other improvements of any kind to the Premises constructed at the request of, or by Tenant, that are above standard improvements customarily installed in buildings similar to the Buildings. The term “Taxes” means and includes, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district) as against any legal or equitable interest of Landlord in the Park, as against Landlord’s right to rent, or as against Landlord’s business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term “Taxes” does not include any franchise, estate, inheritance, net income, transfer tax, or excess profits tax imposed upon Landlord.
     6.3 Payment of Operating Expenses and Taxes. Landlord shall estimate Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes for the calendar year in which the Lease commences. Commencing on the Commencement Date, Tenant shall pay to Landlord 1/12th of this estimated amount on the first day of each month and throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year and Tenant shall pay 1/12th of such estimated amount on the first day of each month during such calendar year and for each ensuing calendar year throughout the Term.

     6.4 Annual Reconciliation. By June 30th of each calendar year, or as soon thereafter as reasonably possible, Landlord shall furnish to Tenant an accounting of actual Operating Expenses and Taxes for the prior calendar year. Within 30 days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding Landlord’s obligation to so furnish an accounting, Landlord’s failure to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant’s underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment or installments falling due, or if the Term has expired, refund the amount of overpayment to Tenant. If the Term expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant’s Share of such expenses, and if Landlord determines that an underpayment is due, Landlord shall be entitled to deduct such underpayment from the Security Deposit. If Landlord reasonably determines that Tenant has made an overpayment, Landlord shall refund such overpayment to Tenant as soon as is practicable. Notwithstanding the foregoing, any failure by Landlord to accurately estimate Tenant’s Share of such expenses or to otherwise perform such reconciliation of expenses, including without limitation, Landlord’s failure to deduct any portion of any underpayment from the Security Deposit, shall not constitute a waiver of Landlord’s right to collect any of Tenant’s underpayment at any time during the Term or at any time after the expiration or earlier termination of this Lease.
     6.5 Audit. At any time within six months after receiving Landlord’s accounting of actual Operating Expenses and Taxes for a particular calendar year, Tenant may, upon five business days’ prior written notice to Landlord, at Tenant’s sole cost and expense, cause its accountant to examine and/or audit Landlord’s books and records concerning Operating Expenses and Taxes for such calendar year, during Landlord’s reasonable business hours. Tenant may make a written request to Landlord for any claimed excess payment of Operating Expenses or Taxes within the six-month period after it has received Landlord’s accounting of actual Operating Expenses and Taxes for a particular year. If Tenant fails to make such a written request for any claimed excess payment for Operating Expenses or Taxes within such six-month period, Tenant’s claim to any excess payment for Operating Expenses or Taxes for the year for which such statement was prepared shall be conclusively deemed waived and discharged. Any such accounting firm designated by Tenant may not be compensated on any basis that makes all or any part of its fee contingent upon the results of the audit or the amount of any refund from Landlord. The results of any such audit (and any negotiations between the parties related to such audit) shall be maintained strictly confidential by Tenant and its authorized agents, employees, representatives, attorneys, and accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents or as may be required by Law. Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such Operating Expenses and Taxes. If any audit by Tenant under this Section 6.5 of an annual accounting by Landlord discloses that Landlord owes Tenant a refund of more than 5% of Tenant’s Share of Operating Expenses for the period the annual accounting covers, Landlord shall reimburse Tenant for the cost of the audit up to $2,500. If Tenant’s audit or review reveals that Landlord has overcharged Tenant, Landlord shall refund to Tenant the overcharged amount plus 10% annual interest accruing from the date Landlord delivered its annual accounting, within 30 days after receiving Tenant’s request for refund (which shall include reasonable documentation for the reimbursement Tenant requests), except that Landlord shall not be obligated to refund to Tenant any amount that Landlord reasonably disputes. If Tenant’s audit or review reveals that Landlord undercharged Tenant, then, within 30 days after the results of the review or audit are available, Tenant shall pay to Landlord the amount of the undercharge plus 10% annual interest accruing from the date of the annual statement.
     7. Utilities. Tenant shall pay the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay its share of any assessments or charges for utility or similar purposes included within any tax bill for the tax parcel in which the Premises are located, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any related penalties. For any such utility fees or use charges that are not billed or metered separately to Tenant, Tenant shall pay to Landlord, as Additional Rent, without prior notice or demand, on the first day of each month throughout the Term the amount that is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services (“Utility Expenses”). Upon Tenant’s request, Landlord shall deliver to Tenant reasonable documentation supporting Landlord’s determination. If Tenant disputes any such reasonable estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant’s occupancy of the Premises under this Lease shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises or any other part of the Park, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant shall pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises with respect to utility services provided to Tenant and/or the Premises. Landlord shall have the right at any time and from time to time to either contract for service from a different company or companies (each such company being an “Alternate Service Provider”) other than the company or companies presently providing electricity, telecommunications, gas, or other services to the Building (each being a “Current Service Provider”) at Landlord’s sole discretion, provided such services are provided by a third-party provider at competitive market rates, and Tenant shall cooperate with Landlord, the Current Service Provider, and any Alternate Service Provider at all times, and as reasonably necessary, shall allow Landlord, any Current Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric and telecommunications lines, feeders, risers, wiring, equipment rooms, and other machinery within the Premises.

     8. Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant’s Share of Operating Expenses, Tenant’s Share of Taxes, Utility Expenses, and any other Additional Rent will cause Landlord to incur costs not contemplated by this Lease and that it would be difficult and impracticable to determine the exact amount of such costs. Such costs include, without limitation, processing and accounting charges and late charges that Landlord may incur under the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if Landlord does not receive any installment of Rent when due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) if Landlord does not receive the installment of Rent within 5 days after it is due, an additional sum equal to 5% of such delinquent amount to compensate Landlord for its costs incurred in connection with the late payment, except that the 5-day grace period shall not apply for 12 months after any late payment; (b) interest on such delinquent amount at the per annum rate equal to the prime rate plus 3% calculated for the time period commencing when such payment was due until paid; (c) $75 for each three-day notice prepared for, or served on, Tenant; and (d) $50 for each check for which there are not sufficient funds. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier’s check for the amount of such check and all other charges payable under this Lease. The parties agree that such late charge and charges represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three installments of Rent within any 12-month period, then Landlord, at Landlord’s sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier’s check or by electronic funds transfer.
     9. Use of Premises.
     9.1 Compliance with Laws, Recorded Matters, and Rules and Regulations. The Premises are to be used solely for the uses stated in the Basic Lease Information and for no other uses or purposes without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s reasonable discretion. The use of the Premises and the Common Area by Tenant, any assignee or subtenant of Tenant, and any of their respective employees, representatives, agents, invitees, licensees, customers or contractors (each of Tenant and such other persons is a “Tenant Party”; collectively, they are the “Tenant Parties”) shall be subject to, and at all times in compliance with, (a) any and all applicable federal, state and local laws, ordinances, statutes, rules, regulations, court orders, and other governmental directives in effect from time to time (collectively, “Laws”), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, each of that has been or hereafter is recorded in any official or public records with respect to all or any part of the Park (collectively, the “Recorded Matters”), including but not limited to the matters described on Exhibit C, and (c) any and all rules and regulations set forth in Exhibit B, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises, the Building and the Park that apply generally to all tenants of the Park (collectively, the “Rules and

Regulations”). Tenant shall be solely responsible for ensuring that the Premises meet Tenant’s needs, and that each Tenant Party’s occupancy and use of the Premises is in compliance with all applicable Laws throughout the Term. Tenant shall not be required to comply with any Law (except to the extent Section 10.1 obligates Tenant to do so), or any Recorded Matters or Rules and Regulations, that requires Tenant to make structural changes or capital improvements to the Premises (including, without limitation, any structural changes or capital improvements required under the “ADA”, as Section 31.22 defines that term, installation of fire sprinkler systems or the abatement, removal or other remediation of asbestos or other hazardous materials from the Building), except to the extent such changes or improvements are required in connection with (i) Tenant’s special needs, use, or business in the Premises, as opposed to a typical tenant’s use of similar premises for typical general office and light research and development, or (ii) any alterations or improvements that Tenant makes to the Premises. Tenant shall perform, at its sole cost, any modifications to the Premises, the Building, the Common Area, or any other part of the Park, that any Law requires because of Tenant’s special needs, use, or business.
     9.2 Prohibition on Use. Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything in the Premises that will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises or anywhere else in the Park without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion. Tenant shall not do, and shall not permit any other Tenant Party to do, anything in the Park that will in any way obstruct or interfere with the rights of Landlord, other tenants or occupants of the Park, or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord, in its reasonable discretion, for the benefit, quiet enjoyment and use by Landlord and all other tenants or occupants of the Building or the other Buildings in the Park; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises or any other part of the Park, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or that may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except in refuse dumpsters or in any enclosed trash areas provided. Tenant shall comply with all applicable Laws, Recorded Matters, and the Rules and Regulations. If Tenant fails to comply with such Laws, Recorded Matters, Rules and Regulations or the provisions of this Lease, Landlord shall have rights and remedies of Landlord under this Lease including, but not limited to, the payment by Tenant to Landlord of all Enforcement Expenses and Landlord’s costs and expenses, if any, to cure any of such failures of Tenant, if Landlord, at its sole option, elects to undertake such cure.
     10. Alterations and Additions; Surrender of Premises.
     10.1 Alterations and Additions. Tenant shall not install any exterior signs, nor install any fixtures or improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord, except for nonstructural alterations that do not exceed $10,000 for any particular alteration. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least 20 days’ prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. As a condition to consenting to any alteration or addition that requires Landlord’s consent, Landlord may, as part of its written consent delivered to Tenant, require that all or part of the proposed alteration or addition be removed before the expiration of the Term. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions that require Landlord’s approval shall be installed by a licensed contractor approved by Landlord in its reasonable discretion, at Tenant’s sole expense in compliance with all applicable Laws (including, but not limited to, the ADA), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. As a condition to Landlord’s consent to the installation of any fixtures, additions, or other improvements, Landlord may require Tenant to post and obtain a completion and indemnity bond for up to 150% of the cost of the work, if the cost of such work exceeds the amount of $100,000 in each instance.
     10.2 Changes by Landlord. Landlord shall have the right, in Landlord’s sole discretion, from time to time, provided that parking for and access to and use of the Premises are not materially reduced or diminished other than on a temporary basis to: (i) make changes to the Common Area, and/or to any other part of the Park, including without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; (ii) close temporarily any of the Common Area for maintenance, rebuilding or other alterations so long as reasonable access to the Premises remains available; (iii) remove or renovate existing Buildings in the Park or add additional buildings or other improvements in the Common Area; (iv) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Park; and (v) perform such other reasonable acts and make such other reasonable changes in, to, or with respect to the Common Area and Park as Landlord may deem appropriate.
     10.3 Surrender of Premises. Upon the expiration of the Term or any termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver possession of the Premises and the Office Equipment to Landlord in good condition and repair, except for reasonable wear and tear and damage by casualty loss and condemnation, and except that Tenant shall not be obligated to return the Office Equipment in better condition than its condition on the Commencement Date. For the purposes of this Lease, the term “reasonable wear and tear” shall not include damage or deterioration (i) that would have been prevented by good maintenance practice, (ii) that would not have resulted had Tenant complied with its obligations under this Lease, and (iii) to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors). Upon such termination of this Lease, Tenant shall have removed, and repaired all damage such removal causes, at Tenant’s sole cost, all of the following: (i) all tenant signage; (ii) all of Tenant’s trade fixtures, furniture, furnishings, and personal property; (iii) any alterations or additions that Tenant has installed without Landlord’s consent, including but not limited to any cables, wiring, and other communications equipment that Tenant installs, except to the extent that Landlord either (a) consents in writing to a request by Tenant to leave such alterations or additions in place in the Premises, or (b) requires in writing, at least 20 days before the scheduled expiration of the Lease, that such alterations or additions shall remain in place in the Premises; and (iv) any alterations or additions that Tenant has installed with Landlord’s written consent, but only to the extent Landlord’s original written consent to the alteration or addition was expressly conditioned upon Tenant removing such alteration or addition before the end of the Term or the expiration of the Lease. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions, and improvements that are to be removed from the Premises by Tenant under this Lease. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease. Notwithstanding the foregoing, if at or prior to the making of any alterations or improvements to the Premises, Tenant requests, in writing, notice from Landlord as to whether it will require the removal of alterations or improvements upon termination of this Lease, than Landlord shall notify Tenant within ten days following such request and such notification shall be binding upon Landlord upon such termination. Approximately 90 days prior to the expiration of the Term, Landlord shall be entitled to inspect the HVAC systems and the sprinkler and other fire safety systems, and Tenant shall, at Tenant’s sole cost and expense, perform all repairs necessary to bring the HVAC systems and sprinkler and other fire safety systems into good working condition upon the expiration of the Term, except for damage caused by a casualty or condemnation.
     11. Repairs and Maintenance.
     11.1 Tenant’s Repairs and Maintenance Obligations. Except for those portions of the Building that Section 11.2 requires Landlord to maintain, Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises in good, clean and safe condition and repair to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by any Tenant Party. Without limiting the generality of the preceding sentence, Tenant shall be solely responsible for maintaining and repairing (a) all mechanical and HVAC systems serving exclusively the Premises, (b) all plumbing, electrical wiring, and other electrical equipment exclusively serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises, (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage, (g) lifts for disabled persons serving the Premises, (h) sprinkler systems, fire protection systems and security systems, and (i) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises (including, without limitation, any dividing walls contiguous to any portion of the Premises). Tenant’s obligation to keep, maintain, preserve and repair the Premises and the adjacent area shall specifically extend to the cleanup and removal of any and all “Hazardous Materials”, as that term is defined in Section 29.2, that any Tenant Party releases or discharges anywhere in, on or about the Park. Unless otherwise notified by Landlord in writing, that Landlord has elected to procure and maintain any or all of the following described contracts, Tenant shall, at Tenant’s sole cost and expense, procure and maintain (i) HVAC preventative maintenance and repair contracts that provide for service every two months, and (ii) fire and sprinkler protection services and preventative maintenance and repair contracts (including, without limitation, monitoring services) that provide for service on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions of such contracts, and each service report or other summary received by Tenant in connection with such contracts.
     11.2 Reimbursable Repairs and Maintenance Obligations. Subject to Sections 6 and 9, and except for (i) Tenant’s obligations under Section 11.1, and (ii) the repairs rendered necessary by the intentional or negligent acts or omissions of any Tenant Party, Landlord shall, at Landlord’s expense, subject to reimbursement under Section 6, keep in good repair the plumbing and mechanical systems exterior to the Premises, the roof, roof membranes, and exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior lighting, exterior glass, exterior doors/entrances and door closers, exterior window casements, exterior painting of the Building, and underground utility and sewer pipes and lines outside the exterior walls of the Building, except for the portions of such pipes and lines that serve only the Premises. Notwithstanding Tenant’s obligation to maintain maintenance and service contracts under the last sentence of Section 11.1, Landlord reserves the right, but without the obligation to do so, to procure and maintain the HVAC systems preventative maintenance and repair contracts, and/or the fire and sprinkler protection services and preventative maintenance and repair contracts (including, without limitation, monitoring services). If Landlord so elects to procure and maintain any such contracts, Tenant will reimburse Landlord for the cost of such preventative maintenance and repair contracts in accordance with the provisions of Section 6.
     11.3 Landlord’s Repairs and Maintenance Obligations. Except for repairs required by the intentional or negligent acts or omissions of any Tenant Party, Landlord shall, at Landlord’s sole cost and expense and without reimbursement as an Operating Expense, (a) perform such capital repairs or replacements to the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane) as, and when, Landlord determines such replacement to be necessary in Landlord’s sole discretion. Tenant hereby expressly waives the benefit of any Law that would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of any failure by Landlord to keep the Premises in good order, condition, and repair.
     11.4 Tenant’s Failure to Perform Repairs and Maintenance Obligations. Except to the extent necessary in order to perform the maintenance and repair required by Section 11.1, Tenant shall have no right of access to or right to install any device on the roof of the Building and no right to make any penetrations of the roof of the Building without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and maintain the Premises properly as required by this Lease and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time, upon such written notice to Tenant as is reasonable under the circumstances, make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property, or to Tenant’s business, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. If Landlord makes such repairs and/or maintenance, upon completion of such repairs and/or maintenance, Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs for making such repairs and/or maintenance, plus 10% for overhead, upon receiving Landlord’s bill, plus any Enforcement Expenses. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws.
     11.5 Landlord’s Failure to Perform Repairs and Maintenance Obligations. If Landlord fails to perform any maintenance or repair work this Lease obligates Landlord to perform, and such failure continues for more than 30 days after Tenant delivers to Landlord a written notice specifying such default (or such longer period as is reasonably necessary based on the nature of such work, provided that Landlord commences such work within such 30-day period and thereafter diligently pursues such work), Tenant shall be entitled (without any obligation) to make such repairs after delivering to Landlord an additional 5 business day written notice specifying in reasonable detail the work that Tenant intends to perform. Landlord shall reimburse Tenant for the reasonable out-of-pocket costs Tenant incurs in performing such work within 30 days after Tenant’s delivery to Landlord of (i) a written request for reimbursement supported by paid invoices and any other reasonable documentation, (ii) if a building permit or other permit was required, a copy of the permit with a final sign-off or equivalent final approval by the relevant governmental entity, and (iii) full and final lien waivers for all lienable work and materials.
     12. Insurance.
     12.1 Types of Insurance. Tenant shall maintain in full force and effect at all times during the Term, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers acceptable to Landlord and its “Mortgagees”, as this Lease defines that term, which afford the following coverages: (i) worker’s compensation as required by Law; (ii) employer’s liability, as required by Law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) primary commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of any Tenant Party’s use and/or occupancy of the Premises, including coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, and personal and advertising, if applicable, with a combined single limit of not less than $1,000,000 per occurrence with a $2,000,000 aggregate limit and excess umbrella insurance in the amount of $10,000,000, with an aggregate limit per location endorsement if Tenant has other locations that it owns or leases; if necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance with a combined single limit of not less than $1,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles, with excess umbrella insurance in the amount of $10,000,000; (v) “all risk” property insurance covering the full replacement value of all personal property in the Premises, on a Special Causes of Loss-Replacement Cost basis, including fire and extended coverage perils; (vi) insurance in the name of Landlord with loss payable to Landlord and any Mortgagee covering the loss of the full Rent for one year, which insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent payable by Tenant for the next 12-month period; (vii) loss of income and extra expense insurance in amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants in the business of Tenant or attributable to loss of access to the Premises as a result of such perils; and (viii) such other insurance that Landlord or its Mortgagee requires, so long as such insurance is then commonly required by prudent owners under new leases of space to tenants with uses similar to Tenant’s in similar properties and premises in the Silicon Valley area.
     12.2 Insurance Policies. All insurance that this Lease requires Tenant to maintain must be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:X (or such higher rating as may be required by a Mortgagee) as set forth in the most current issue of “Best’s Insurance Reports”. Any deductible amounts under any of the insurance policies this Lease requires Tenant to maintain shall not exceed $1,000. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements this Lease requires Tenant to maintain, at the time Tenant executes and delivers this Lease. Tenant shall, at least 30 days prior to expiration of each policy, deliver to Landlord certificates of renewal or “binders” for such policy. Each certificate shall expressly provide that the policy or policies it concerns shall not be cancelable or otherwise subject to modification except after 30 days prior written notice to the parties named as additional insureds. Tenant shall have the right to maintain insurance coverage that this Lease obligates it to maintain under a blanket insurance policy, provided that such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease. Landlord hereby expressly disclaims any representation the forms or amounts of insurance this Lease requires are adequate to cover Tenant’s property or its obligations under this Lease.
     12.3 Additional Insureds and Coverage. The commercial general liability policy or policies that this Lease requires Tenant to maintain shall name Landlord, any property management company and/or agent of Landlord for the Park, any Mortgagee, and any joint venture partners of Landlord as additional insureds. In addition, such policies shall provide for severability of interest. All insurance this Lease requires Tenant to maintain shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from any insurance maintained by Landlord, whose insurance shall be considered excess insurance only. Any umbrella liability policy or excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. The insurance that this Lease requires Tenant to maintained shall cover any and all damage or injury arising from or related to Tenant’s operations of its business and/or any Tenant Party’s use of the Premises and/or any of the areas within the Park, whether such events occur within the Premises or in any other areas of the Park, so that such risks of loss shall be borne by Tenant’s insurance carriers, not Landlord’s.
     12.4 Failure of Tenant to Purchase and Maintain Insurance. If Tenant does not purchase the insurance required in this Lease or keep such insurance in full force and effect throughout the Term, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premium for such insurance. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord, as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand. In addition, Tenant shall pay to Landlord, as Additional Rent, any and all Enforcement Expenses and damages that Landlord may sustain by reason of Tenant’s failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages, and costs resulting from such failure.
     13. Waiver of Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party’s property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, for the benefit of Landlord and Tenant, any rights and/or claims that might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant under Section 12 shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. This Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party’s insurance coverage to be voided or otherwise uncollectible.
     14. Limitation of Liability and Indemnity. Except for damage resulting from the gross negligence or willful misconduct of Landlord or its employees, agents, contractors, and other authorized representatives, Tenant shall protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Mortgagees, partners, employees, representatives, legal representatives, successors and assigns (collectively, the “Indemnitees”) harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorney fees, court costs and expenses incurred in consulting about, negotiating, prosecuting or defending any claim, including the enforcement of this provision) arising from or in any way related to, directly or indirectly, any Tenant Party’s use of the Premises or any other part of the Park, or the conduct of Tenant’s business, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, or in any way connected with the Premises or with the improvements or personal property in the Premises, including, but not limited to, any liability for injury to person or property of any Tenant Party or other person.
     Except for damage resulting from the gross negligence or willful misconduct of Landlord or its employees, agents, contractors, and other authorized representatives, Landlord shall not be liable to Tenant for any loss or damage to any Tenant Party’s property, for any injury to or loss of Tenant’s business, or for any damage or injury to any person from any cause whatsoever, including, but not limited to, any acts, errors or omissions by or on behalf of any other tenants or occupants of the Building and/or the Park. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any Rent for matters for which Landlord may be liable under this Lease. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or the Building.
     Landlord shall indemnify, protect, defend and hold harmless Tenant and its agents, from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorney fees, arising out of or relating to: (a) the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or invitees; (b) claims arising from any breach or default on the part of Landlord in the performance of any covenant contained in this Lease; and (c) to the extent such claim is covered by the insurance Landlord maintains or that this Lease requires Landlord to maintain, any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators, elevator lobbies, and other public areas in the Park.
     15. Assignment and Subleasing.
     15.1 Transfers Prohibited. Except as expressly provided to the contrary in Section 15.7, Tenant shall not, without the prior written consent of Landlord, either (1) assign, transfer, or encumber this Lease or any estate or interest in this Lease, whether directly or by operation of law, and whether voluntarily or involuntarily, (2) enter into any merger, consolidation, spin-off, split-off, or other reorganization of any nature whatsoever, or contribute or distribute any material portion of the assets and/or liabilities of Tenant (any event described by this clause (2) is an “Entity Reorganization”), (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of any ownership interest in Tenant so as to result in a change in the control of Tenant, (4) sublet all or any portion of the Premises, (5) grant any license, concession, or other right of any nature to possess, use and/or otherwise occupy in any manner all or any portion of the Premises, or (6) permit the possession, use, or other occupancy of all or any portion the Premises by any person other than Tenant. Any event described in clauses (1), (2) and (3) of the preceding sentence is an “Assignment”; any of the events described in clauses (4), (5) and (6) is a “Sublease”; and any event that is either an Assignment or a Sublease is also a “Transfer”. Any Transfer other than a “Permitted Transfer” (as that term is defined in Section 15.7) that Tenant enters into or permits to occur without obtaining Landlord’s express prior written consent is a “Prohibited Transfer”. Any Prohibited Transfer shall automatically be null and void, shall in no manner whatsoever release or excuse Tenant from any of its obligations or liabilities to Landlord under this Lease, and shall constitute a non-curable default by Tenant under this Lease. In the event any Prohibited Transfer occurs, Landlord shall be entitled to exercise any and all remedies available under this Lease, at law, in equity, or otherwise. In addition, in the event any Prohibited Transfer occurs, Landlord may, at any time whatsoever, regardless of when Landlord actually becomes aware of the occurrence or possible occurrence of a Prohibited Transfer, regardless of any claim or argument that Landlord has orally consented to a Prohibited Transfer or has otherwise waived its right to terminate under this Sentence, and regardless of whether Landlord has knowingly accepted rent from any occupant under a Sublease, elect to terminate this Lease effective upon delivering a written notice of termination to Tenant, and Tenant shall have 20 days after receipt of such termination notice to vacate and surrender possession of the Premises to Landlord, leaving the Premises in the condition this Lease requires them to be in on the Expiration Date. Tenant acknowledges that Landlord has specifically conditioned its willingness to enter into this Lease upon obtaining the right to terminate this Lease the event of any Prohibited Transfer as provided in the preceding sentence, and Tenant hereby specifically waives any and all defenses, arguments or claims of any nature whatsoever that Landlord is not entitled to terminate this Lease in accordance with the preceding sentence in the event Tenant does not obtain Landlord’s express prior written consent to any Transfer other than a Permitted Transfer.
     15.2 Leasing Profit Belongs to Landlord. Landlord hereby retains all right to any profit, gain, or other form of consideration of any nature whatsoever from or for any leasing, subleasing, licensing or other possession, use or occupancy of all or any part of the Premises at any time during the Term, and Tenant acknowledges that its right to use the Premises under this Lease does not include the right to receive any profit, income, gain, or consideration of any nature whatsoever in connection with any Transfer of all or any part of the Premises. Therefore, without limiting Landlord’s rights under the preceding sentence, in the event Tenant requests Landlord’s consent to any Transfer in accordance with Section 15.3, or enters into any Transfer without Landlord’s consent, Landlord shall have the right to elect to (i) cancel or terminate the Lease in accordance with Section 15.1, or (ii) receive all of any “Sublease Profit” in accordance with Section 15.6.
     15.3 Request for Consent. Tenant may request Landlord’s consent to a Transfer by delivering to Landlord a written description of all terms and conditions of the proposed Transfer, including the proposed effective date of the Transfer, which date must be at least 30 days after the date Landlord receives the request for consent (the “Proposed Transfer Date”), copies of the documents proposed to effect the Transfer, and the following information about the proposed transferee: its name and address;

information about its business and business history in sufficient detail to permit Landlord to determine its business plan and prospects; the proposed transferee’s proposed use of the Premises; banking, financial, and other credit information in sufficient detail to permit Landlord to evaluate the proposed transferee’s creditworthiness; and general references sufficient to enable Landlord to determine the proposed transferee’s business reputation and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s internal expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its attorney fees incurred in connection with considering any request for consent to a Transfer, not to exceed $1,500.
     15.4 Consent Standard. Landlord shall not unreasonably withhold its consent to a Transfer that Tenant proposes under Section 15.3. Reasonable bases for Landlord’s refusal to consent to a proposed Transfer shall include, but not be limited to: (i) the prospective Transferee is a prospective tenant of other space in the Park with whom Landlord has exchanged letters of intent with respect to a lease of space in the Park within the preceding 3 months, (ii) Landlord would reasonably reject the prospective Transferee as a tenant (with respect to a lease of comparable in scope to the proposed Transfer) based on the prospective Transferee’s credit, (iii) Landlord reasonably determines that the prospective Transferee’s use of the Premises will involve a disproportionately large parking demand (materially in excess of Tenant’s rights to parking hereunder) or will otherwise be materially and substantially detrimental to the Park, or (iv) the Transfer will in any manner cause the Building not to be in compliance with the ADA or any other applicable Laws, unless Tenant and/or the proposed subtenant submits to Landlord plans and specifications for all work necessary to comply with the ADA and such other applicable Laws, and such plans and specifications are acceptable to Landlord in its sole reasonable discretion. If Tenant duly submits to Landlord a written request for consent to a proposed Transfer and Landlord fails to notify Tenant in writing of its decision within 10 business days after receiving the request, Landlord shall be deemed to have consented to the proposed Transfer.
     15.5 Conditions to Consent. If Landlord elects to consent to a proposed Transfer, Landlord’s consent shall entirely conditional and contingent upon (regardless of whether any form of Landlord’s consent refers in any manner to this condition) the proposed transferee’s execution and delivery to Landlord of a written agreement in which the transferee expressly assumes Tenant’s obligations under this Lease for the express benefit of Landlord, agrees that Landlord shall have all remedies against the transferee with respect to a breach of this Lease as Landlord has against Tenant, acknowledges that the Sublease is subject to the terms of this Section 15.5, and agrees to any additional conditions upon which Landlord has agreed to consent to such Transfer, provided that any transferee of less than all of the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. In the case of a Sublease, Tenant and the subtenant shall enter into an agreement prepared by Landlord specifying Landlord’s conditions to the Sublease and any additional Rent that Tenant will be obligated to pay to Landlord under Section 15.6 as a consequence of such Sublease. No Sublease shall survive the expiration or termination of the Term, provided that Landlord may elect, upon written notice to any occupant under any Sublease, to assume such Sublease, in which case such Sublease shall survive the termination or expiration of this Lease, and the occupant under such Sublease shall attorn to Landlord as its direct landlord under the terms of the Sublease. In addition, in the event of any default by Tenant that remains uncured beyond the expiration of any applicable notice or cure period, Landlord may elect, in its sole discretion, by written notice to Tenant and the occupant under any Sublease, to assume such Sublease, in which case the occupant under such Sublease shall attorn to Landlord as its direct landlord under the terms of the Sublease, and Tenant shall be automatically deemed to have relinquished to Landlord the premises subleased under such Sublease for the remainder of the Term, and Tenant’s sole liability with respect to such relinquished space shall be to pay to Landlord any shortfall between the rent Landlord actually receives under the Sublease and the Rent Tenant owes to Landlord under this Lease with respect to the relinquished space, on a per rentable square foot basis. Notwithstanding anything in this Lease to the contrary, in the event Landlord assumes any Sublease, Landlord shall not be liable to the occupant under the Sublease for any prepaid rents or security deposits paid to Tenant, or for any breach or default of the Sublease by Tenant. No subtenant or other occupant under any Sublease shall have any right whatsoever to enter into any Transfer of all or any of the Premises or its rights under such Sublease without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion for any reason whatsoever. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable for all obligations of the Tenant under this Lease arising on or at any time after the effective date of the Transfer. If an event of default by Tenant under this Lease occurs while all or any part of the Premises is subject to a Transfer, then Landlord, in addition to its other remedies, may, to the extent permitted by Law, collect directly from the transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant hereby authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so without notice to or consent by Tenant. Tenant shall pay for the cost of any demising walls or other improvements required by a proposed Sublease or Assignment.
      15.6 Additional Compensation. Tenant shall pay to Landlord, promptly upon receipt, as additional Rent under this Lease (the “Sublease Profit”), 50% of the net excess of (1) all Sublease rent, any fee paid in connection with an Assignment, including any “key money” or other form of up-front payment, and all other consideration or compensation of any nature whatsoever with respect to Tenant’s leasehold interest in the Premises that Tenant receives for or in connection with any Transfer, less any brokers’ commission Tenant pays as a result of such Transfer (to the extent such commission does not exceed a market rate commission), any improvement allowance or other economic concession (such as a planning allowance, tenant improvements, demising costs, and moving expenses) that Tenant pays to the transferee, marketing costs, reasonable attorney fees, and any other similar, reasonable costs that Tenant actually pays to unrelated third parties in connection with the Transfer, but only to the extent such costs relate to an assignment or other transfer of this Lease or a sublease of the Premises, and not any other costs that relate to other transactions between Tenant and the transferee, over (2) the Rent allocable to the portion of the Premises covered by such Transfer.

     15.7 Permitted Transfers. Notwithstanding the prohibition on Transfers in Section 15.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the consent of Landlord:
     (i) Any person or entity who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant.
     (ii) The survivor of, or the distributee or contributee of the rights and obligations of the Tenant under this Lease pursuant to, any Entity Reorganization that satisfies all of the following conditions: (a) the Entity Reorganization is effected in accordance with all applicable Laws; (b) the Permitted Transferee will remain primarily liable for all of the obligations and liabilities of the “Tenant” under this Lease arising both before and after the Entity Reorganization; (c) the Tangible Net Worth of the Permitted Transferee is not materially less than the Tangible Net Worth of Tenant immediately prior to the Entity Reorganization, and the creditworthiness of the Permitted Transferee will not otherwise be materially less than the creditworthiness of the Tenant immediately prior to the Entity Reorganization, as determined by Landlord in its reasonable discretion; and (d) the Permitted Transferee will be at least as able as was the Tenant prior to the Entity Reorganization to perform the obligations and liabilities of the Tenant under this Lease, as reasonably determined by Landlord in its reasonable discretion.
     (iii) Any person or entity who acquires all or substantially all of Tenant’s assets in accordance with all of the following conditions: (a) the Transfer is effected in accordance with all applicable Laws; (b) the Tangible Net Worth of the Permitted Transferee is not materially less than the Tangible Net Worth of Tenant immediately prior to the Transfer, and the creditworthiness of the Permitted Transferee will not otherwise be materially less than the creditworthiness of the Tenant immediately prior to the Transfer, as determined by Landlord in its reasonable discretion; and (c) the Permitted Transferee will be at least as able as was the Tenant prior to the Transfer to perform the obligations and liabilities of the Tenant under this Lease, as reasonably determined by Landlord in its reasonable discretion.
     Tenant shall deliver to Landlord 30 days’ advance written notice of any proposed Permitted Transfer, together with copies of the instrument or instruments effecting such Permitted Transfer and documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer. The Tenant named in this Lease, and any guarantor of Tenant’s obligations under this Lease, shall remain liable for the performance of all obligations and the payment of all liabilities of the Tenant under this Lease, or if Tenant no longer exists because of an Entity Reorganization, the surviving or acquiring entity shall expressly acknowledge in writing to Landlord its obligations and liabilities as the Tenant under this Lease. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.

“Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to Landlord’s prior written consent as provided in this Section 15.
     15.8 Assignment of Subrents. Tenant hereby irrevocably assigns to Landlord all rents due or to become due from any transferee pursuant to a Sublease and authorizes and empowers Landlord in the name of Tenant or otherwise, to collect and receive such rents directly from the transferee, provided that, so long as Tenant is not in default under this Lease beyond the expiration of the applicable cure periods, if any, provided in this Lease, Tenant shall have the right to collect and receive such rents for its own uses and purposes. Upon any default by Tenant under this Lease, Landlord shall have absolute title to such rents and the absolute right to collect and receive such rent from the transferee. Landlord shall apply to the Rent due under this Lease the net amount (after deducting all costs and expenses of collection, including, without limitation, attorney fees and expenses) of any rents so collected and received by it.
     16. Ad Valorem Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount of such taxes as invoiced by Landlord.
     17. Subordination and Attornment.
     17.1 Subordination. This Lease is and shall be entirely subject and subordinate to the lien and the terms of any deed of trust, mortgage or other security instrument, or any ground lease, master lease, or primary lease (together with any replacements, renewals, amendments, modifications, extensions or refinancings, and to each and every advance thereunder, a “Mortgage”), that on or at any time after the date of this Lease covers all or any part of the Premises (the mortgagee or beneficiary under any Mortgage, or the lessor under any such lease, and any party acquiring any interest in the Premises or this Lease by or through any such mortgagee, beneficiary, is a “Mortgagee”), provided that, so long as Tenant is not then in default under this Lease beyond any applicable grace or cure period provided in this Lease, this Lease shall not be extinguished or terminated by an action or proceeding to foreclose or otherwise enforce any Mortgage or by a conveyance in lieu of foreclosure, but rather, this Lease shall continue in full force and effect and the new owner of the Premises following a foreclosure sale or conveyance in lieu of foreclosure (“New Owner”) shall recognize and accept Tenant as the tenant under this Lease and New Owner will be bound, as the landlord, to Tenant under all terms of this Lease for the remainder of the Term, except that New Owner:
     (i) will not be bound by any amendment, supplement, or other modification of this Lease that was not consented to in writing by Mortgagee;

     (ii) will not be bound by any prepayment of Rent that Tenant may have made in excess of the Rent then due for the next succeeding month;
     (iii) will not be liable for any act, omission, or breach whatsoever by any landlord under the Lease that occurs prior to the date New Owner acquires title to and possession of the Premises, nor subject to any claim, right of set-off or defense that Tenant may have against any prior landlord, provided that New Owner shall be responsible for making any repairs and correcting any non-monetary defaults under the Lease that continue after New Owner becomes the landlord under the Lease; and
     (iv) will, upon any sale or other transfer by New Owner of its interest in the Premises, automatically be released and discharged from all liability thereafter accruing under the Lease.
Upon request, Tenant shall, from time to time, within five days after written request, execute, acknowledge and deliver to Landlord a recordable Subordination, Non-Disturbance and Attornment Agreement (an “SNDA”) in favor of any Mortgagee on any form requested by such Mortgagee that contains terms materially identical to the terms of this Section 17. Tenant’s failure or refusal to so execute, acknowledge, and deliver an SNDA within 10 days shall constitute a material default under this Lease. Notwithstanding the foregoing, any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage by so notifying Tenant in writing. No New Owner shall have any liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building, so long as its assignee assumes the obligations of the landlord under this Lease. Nothing in this Lease shall be construed to require any Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth in this Lease shall not be impaired on account of any modification of the documents evidencing and securing any loan.
     17.2 Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.
     18. Right of Entry. Tenant grants Landlord or its agents the right, upon 2 days’ prior notice (except in the case of an emergency) to enter the Premises at all reasonable times for purposes of inspection, exhibition, posting of notices, repair, or alteration. In exercising its right of entry under this Section 18, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business operations. At Landlord’s option, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon, and about the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall also have the right to place “for rent” and/or “for sale” signs on the outside of the Premises during the last 6 months of the Term, or at any time when a material event of default by Tenant exists. To the extent that Landlord acts in compliance with this Section 18, Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss caused by any such entry by Landlord except for any claim arising out of the negligence or willful misconduct of Landlord. In connection with any entry into the Premises, Landlord shall comply with Tenant’s security measures although Landlord shall not be bound by Tenant’s procedures in the case of an emergency.
     19. Estoppel Certificate. Tenant shall execute (and acknowledge if required by any current or prospective Mortgagee or ground lessor) and deliver to Landlord, within not less than 10 days after Landlord delivers it to Tenant, an estoppel certificate certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), (ii) the date or dates to which Base Rent and all Additional Rent have been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults by Landlord under this Lease or specifying such defaults as are claimed, and (iv) any other matter relating to the Lease that Landlord reasonably requires. Landlord and any prospective purchaser or encumbrancer of the Premises may conclusively rely upon any such estoppel certificate delivered by Tenant. If Tenant fails to deliver such statement within 10 days after receipt, Landlord and any prospective purchaser or encumbrance of the Premises shall be entitled to rely upon the statements contained in the proposed estoppel certificate submitted to Tenant with the same effect as if Tenant had timely executed and delivered the estoppel certificate. Notwithstanding that Landlord and such other parties shall be entitled to rely upon an estoppel certificate that Tenant has failed to timely return, Tenant’s failure to timely deliver an estoppel certificate shall be a default under this Lease, and Tenant shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute and deliver to Landlord any such estoppel certificate, together with any and all Enforcement Expenses.
     20. Tenant’s Default. The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a default and breach of this Lease by Tenant:
     20.1 Vacation or Abandonment. Tenant’s vacation or abandonment of the Premises for 10 consecutive days or any vacation of the Premises by Tenant that would cause any insurance policy to be invalidated or otherwise lapse.
     20.2 Payment of Rent. Tenant’s failure to make any payment of Base Rent, Additional Rent, or any other Rent within 5 days after written notice of Tenant’s failure to make such payment, except that the 5-day grace period shall not apply for 12 months after any failure to make any such payment when due, and any subsequent failure during such 12-month period to make any payment of Rent on the date due shall constitute a default and breach by Tenant without the giving of any written or other notice. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice that Tenant may have under any Laws.
     20.3 Other Breaches. Tenant’s failure to cure any breach of this Lease (other than a failure to timely pay any Rent) within any cure or notice period expressly provided in this Lease. If such failure is curable but cannot reasonably be cured within such time period (if any), Tenant shall not be deemed to be in default if Tenant commences such cure within the stated cure or notice period (and if no cure or notice period is provided, within 30 days) and thereafter diligently prosecutes such cure to completion, but, in any event, within 90 days.
     20.4 Bankruptcy. Tenant’s assignment for the benefit of creditors, Tenant’s filing of a voluntary bankruptcy petition, or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any Law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within 60 days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.
     20.5 Hazardous Materials. Tenant’s use or storage of Hazardous Materials in the Premises or anywhere else in the Park other than as expressly permitted by Section 29.
     20.6 Misrepresentations. The making of any material misrepresentation or omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord under this Lease.
     21. Remedies for Tenant’s Default.
     21.1 Landlord’s Rights. If Tenant defaults or breaches this Lease, Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. No re-entry or taking possession of the Premises by Landlord under this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets all or any part of the Premises, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting all or any part of the Premises, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the “Reletting Costs”), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Tenant’s Share of Operating Expenses, Tenant’s Share of Taxes, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Tenant’s Share of Operating Expenses, Tenant’s Share of Taxes, Utility Expenses, and all other Additional Rent. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for all or any part of the Premises. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.
     21.2 Damages Recoverable. If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant’s right to possession is terminated by Landlord because of a breach or default of the Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations under this Lease, the portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term remaining after the date on which Tenant is in default under this Lease, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code at the rate specified in Section 1951.2(b) of the California Civil Code) of the amount by which the Rent then unpaid for the balance of the Term exceeds the amount of such loss of Rent for the same period that Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages, suffered by Landlord because of Tenant’s failure to perform its obligations under this Lease; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due under this Lease. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of 10% per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant under this Lease.
     21.3 Bankruptcy. If, during the Term, (a) Tenant makes an assignment for the benefit of creditors (other than a collateral assignment made while Tenant is solvent and not made in anticipation of Tenant’s imminent insolvency) (b) Tenant files a voluntary petition under any Law having for its purpose the adjudication of Tenant a bankrupt

(which laws, for the purposes of this Section 21.3, shall be collectively referred to as the “Bankruptcy Code”), or Tenant is adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (c) a receiver is appointed for the property of Tenant, or (d) any department of the state or federal government takes possession of the business or property of Tenant, the occurrence of any such contingency and the failure to cure the contingencies in the foregoing clause (c) or (d) within 60 days shall be deemed a breach of this Lease and this Lease shall, ipso facto upon the happening of any of said contingencies, be terminated and shall expire as fully and completely as if the day of the happening of such contingency were the date specifically fixed in this Lease for the expiration of the Term, and Tenant will then quit and surrender the Premises, but Tenant shall remain liable as provided in this Section 21.3. Notwithstanding any other provisions of this Lease, or any present or future Law, Landlord shall be entitled to recover from Tenant or Tenant’s estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty, an aggregate sum that at the time of such termination represents the difference between the then present worth of all Rent that would have been payable with respect to the balance of the Term (assuming this Lease had not been so terminated), over the then present worth of the aggregate fair market rent of the Premises for the balance of such period, unless any statute or rule of law covering the proceeding in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for damages by reason of such breach and termination of this Lease the maximum amount that may be allowed by or under any such statute or rule of law. In the computation of present worth, a discount rate of 8% per annum shall be employed. Nothing in this Lease shall limit or prejudice Landlord’s right to prove and obtain as damages arising out of such breach and termination the maximum amount allowed by any such statute or rule of law that may govern the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the excess of the present value of the rent and other charges required herein over the present value of the fair market rents referred to above. Specified remedies to which Landlord may resort under the terms of this Section 21.3 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled or that are otherwise set forth in this Lease.
     (a) Without in any manner intending to limit the foregoing provisions of this Section 21.3, in the event a petition is filed by or against Tenant under the Bankruptcy Code and this Lease is not ipso facto terminated as set forth above due to the existence of any then applicable Law (which Law Tenant hereby waives to the extent permitted), Tenant as debtor and debtor in possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows:
     (i) to pay monthly in advance on the first day of each month as reasonable compensation of use and occupancy of the Premises an amount equal to all Rent; and
     (ii) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; and
     (iii) to determine within 60 days after the filing of such petition whether to assume or reject this Lease; and
     (iv) to give Landlord at least 30 days prior written notice, unless a shorter notice period is agreed to in writing by the parties, or any proceeding, relating to any assumption of this Lease; and
     (v) to give Landlord at least 30 days prior written notice of any vacation or abandonment of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and
     (vi) to do all things of benefit to Landlord otherwise required under the Bankruptcy Code.
Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.
     (b) If Tenant or trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant as debtor and as debtor in possession, and any trustee who may be appointed agree as follows:
     (i) to cure each and every existing breach by Tenant within not more than 60 days of assumption of this Lease; and
     (ii) to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord’s reasonable costs, expenses and attorney fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within 60 days of assumption of this Lease; and
     (iii) in the event of an existing breach, to provide adequate assurance of Tenant’s future performance, including without limitation
     (A) the deposit of an additional sum equal to three months’ Rent to be held (without any allowance for interest thereon) to secure Tenant’s obligations under this Lease; and
     (B) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and
     (C) assurances, in form acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; and

     (iv) the assumption will not breach any provision of this Lease; and
     (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and
     (vi) the prior written consent to the assumption of any Mortgagee or to which this Lease has been assigned as collateral security is obtained.
     (c) If Tenant assumes this Lease and proposes to assign it pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth
     (i) the name and address of such person;
     (ii) all the terms and conditions of such offer, and
     (iii) the adequate assurance to be provided to Landlord to assure such person’s future performance under this Lease, including, without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than 20 days after receipt by Tenant, but in any event no later than ten days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms an conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions that may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee’s future performance under this Lease shall include without limitation:
     (A) the deposit of a sum equal to three months’ Rent to be held (without any allowance for interest thereon) as a security for performance under this Lease; and
     (B) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and
     (C) the assignee’s use of the Premises will be in compliance with Permitted Uses; and

     (D) assurances, in form acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.
          (d) Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any “fire”, “bankruptcy”, going out of business” or auction sale in or from the Premises.
     21.4 Rights and Remedies Cumulative. Landlord’s rights and remedies under this Lease are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under the Bankruptcy Code or any other Law governing the rights of creditors.
     21.5 Waiver of a Default. Landlord’s waiver of any particular breach of this Lease by Tenant shall not be deemed a waiver of any other breach of this Lease by Tenant.
     22. Holding Over. If Tenant holds possession of the Premises after the expiration of the Term with Landlord’s consent, Tenant shall become a tenant from month-to-month under this Lease, provided the monthly Base Rent during such hold-over period shall be 150% of the greater of (i) the Base Rent due for the last month of the Term, or (ii) the then-current market rent as determined by Landlord in its sole but reasonable discretion. Landlord’s acceptance of the monthly Base Rent without the additional increase in Base Rent specified in the preceding sentence shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided in this Section 22 at any time, including retroactively to the first day after the expiration of the scheduled Term. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, that this Lease grants shall be deemed automatically terminated and be of no force or effect during such month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least 30 days prior to the effective date of termination. This Section 22 shall not be construed as Landlord’s permission for Tenant to hold over.
     23. Landlord’s Default. Landlord shall not be deemed in breach or default of this Lease unless Landlord fails within a reasonable time to perform an obligation that this Lease requires Landlord to perform. For the purposes of this provision, a reasonable time shall not be less than 30 days after Landlord receives a written notice specifying the nature of the obligation Landlord has not performed, provided, however, that if the nature of Landlord’s obligation is such that more than 30 days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such 30-day period and is thereafter diligently pursued to completion.
     24. Parking. Tenant Parties shall be permitted to use the Tenant’s Number of Parking Spaces stated in the Basic Lease Information in the Common Area at no additional cost from time to time on a non-exclusive basis in common with the other tenants of the Park for the purpose of parking vehicles in connection with Tenant’s use of the Premises. Landlord shall exercise reasonable efforts to ensure that the Tenant’s Number of Parking Spaces is generally available for use by Tenant Parties, but Landlord shall not be required to institute legal proceedings enforce Tenant’s right to use such parking spaces, and shall have no liability to Tenant if Landlord’s reasonable efforts are not successful. If at any time Landlord believes that Tenant Parties may be using more than Tenant’s Number of Parking Spaces, Tenant shall make all reasonable efforts Landlord may request to determine how many parking spaces Tenant Parties are using from time to time and to ensure that Tenant Parties do not use more than Tenant’s Number of Parking Spaces, including but not limited to ensuring that Tenant Parties do not park outside of any parking area that Landlord may designate from time to time in its discretion as being solely for use by Tenant Parties, provided that such area designated by Landlord is reasonably adjacent to the Building and contains the Tenant’s Number of Parking Spaces. Tenant shall not be entitled to any designated or exclusive parking spaces or areas. Tenant Parties shall not be entitled to use, and Tenant shall take all reasonable measure to prevent Tenant Parties from using, any parking spaces in the Common Area that may from time to time be designated for the exclusive use of any other tenant or tenants of the Park.
     25. Sale of Premises. In the event of any sale or transfer of the Premises by Landlord or the cessation otherwise of Landlord’s interest in the Premises, Landlord shall be entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability under this Lease arising upon or with respect to any time on or after the date of such sale transfer or cessation, provided that the transferee or successor assumes this Lease, and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease. For purposes of this Section 25, the term “Landlord” means only the owner and/or agent of the owner as such parties exist as of the day on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building shall be deemed a sale within the meaning of this Section 25. Tenant shall attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy, or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease.
     26. Waiver. No delay or omission by Landlord in the exercise of any right or remedy of Landlord with respect to any default by Tenant shall impair such right or remedy of Landlord or be construed as a waiver by Landlord. The subsequent acceptance of Rent by Landlord after any breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer, eviction or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise, or delay on the part of Landlord in exercising any right, power, or privilege under this Lease shall operate as a waiver of such right, power, or privilege.

     27. Casualty Damage. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall give prompt written notice of such damage to Landlord. If the Building is so damaged by fire or other casualty that a qualified and responsible building contractor satisfactory to Landlord determines that it will take longer than 180 days to complete the restoration of the Premises, either Landlord or Tenant may, at its option, terminate this Lease by notifying the other party in writing of such termination within 60 days after the date of such damage, in which case Rent shall be abated as of the date of such damage. If neither party elects to terminate this Lease, and provided insurance proceeds and any contributions from Tenant, if necessary, are available to fully repair the damage, Landlord shall within 90 days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, furnishings or fixtures and equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under this Lease. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) and any contributions from Tenant, if necessary, actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s personal property resulting in any way from such damage or the repair of such damage, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy or interfere with Tenant’s business operations, provided that the abated Rent shall not exceed the rent loss coverage available with respect to such casualty under the greater of the rent loss coverage Landlord actually maintains under its casualty policy, or rent loss coverage for 12 months of rent loss. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of any Tenant Party, Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused by such damage (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event any Mortgagee requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within 30 days after the date of notice to Tenant of any such event, where upon all rights and obligations shall cease and terminate under this Lease. Except as otherwise provided in this Section 27, Tenant hereby waives the provisions of Section 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code, and any other present or future statute to the extent it affords Tenant any rights or remedies with respect to casualty damage that is different or greater than Tenant’s rights under this Section 27.
     28. Condemnation. If (i) 25% or more of the Premises or (ii) all reasonable access to the Premises, or (iii) a material portion of the parking stalls serving the Premises so as to substantially prevent Tenant from using the Premises, is condemned by eminent domain, inversely condemned, or conveyed in lieu of condemnation for any public or quasi-public or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant provided however, that Tenant shall be entitled to make a separate claim with the taking authority for all losses suffered by Tenant in connection with the condemnation including without limitation Tenant’s trade fixtures, personal property, good will, and relocation expense, but only to the extent Tenant’s claim does not decrease any award to Landlord. In addition, if a majority of the balance of the Park excluding the Building is Condemned, Landlord, at its option may terminate this Lease. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises, the Building, and the portions of the Common Area required for parking and access to the Premises, to substantially their same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as reasonably determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.
     29. Environmental Matters/Hazardous Materials.
     29.1 Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant has completed, executed, and delivered to Landlord Tenant’s initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”). Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the uses of Hazardous Materials that will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date that is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a new Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required under this Lease shall be in substantially the form as that is attached to this Lease as Exhibit D. Tenant shall have no liability or responsibility for abating or remediating any Hazardous Materials at the Premises, the Building, or the Park that (i) existed before Tenant’s occupancy of the Premises, (ii) results from Landlord’s acts or omissions, or (iii) occurs on any portion of Landlord’s property not occupied by Tenant, unless caused by Tenant, its agents, employees, invitees or guests.
     29.2 Definition of Hazardous Materials. The term “Hazardous Materials” means: (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, that are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, or crude oil; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); and/or (h) any materials that cause or threatens to cause a nuisance upon or waste to any portion of the Premises, any other part of the Park, or any surrounding property, or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.
     29.3 Prohibition; Environmental Laws. Tenant shall not be entitled to use or store any Hazardous Materials anywhere in the Premises or anywhere else in the Park without, in each instance, obtaining Landlord’s prior written consent to such use or storage. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future that are or become applicable to Tenant or all or any portion of the Premises (collectively, the “Environmental Laws”). Tenant may not make any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate without the prior written consent of Landlord, which consent Landlord may give or withhold in its sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on, or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, that may be given or withheld in Landlord’s sole discretion. Landlord shall have the right at all times during the Term to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about the Premises, the Common Area and/or the parking lots (to the extent the Common Area and/or the parking lots are not considered part of the Premises). The cost of all such inspections, tests and investigations shall be borne solely by Tenant if Landlord, in good faith, reasonably believes they are necessary and they reveal a release or discharge of Hazardous Materials that is Tenant’s responsibility under this Lease, otherwise Landlord shall solely bear such cost. Landlord’s rights under this Section 29.3 shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of any Tenant Party with respect to Hazardous Materials, including without limitation, any Tenant Party’s operation, use and any remediation related to Hazardous Materials, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
     29.4 Tenant’s Environmental Obligations. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about the Premises, or in any Common Area or parking lots (to the extent such areas are not considered part of the Premises). Tenant, at its sole cost and expense, shall promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, prepare any feasibility studies or reports and perform any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of any Tenant Party such that the affected portions of the Park and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent Landlord may not be unreasonably withhold so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any other part of the Park. Notwithstanding the preceding provisions of this Section 29.4, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction and for which such closures are required as a result of Tenant’s use and/or occupancy of Premises. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required by this Lease, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the remainder of the Park after the satisfactory completion of such work.
     29.5 Environmental Indemnity. In addition to Tenant’s obligations as set forth in this Lease, Tenant shall protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of all or any part of the Premises or any other part of the Park, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Building and/or Park), suits, administrative proceedings and costs (including, but not limited to, attorney and consultant fees and court costs) arising at any time during or after the Term in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about the Premises, or in any Common Area or parking lots (to the extent such areas are not considered part of the Premises) as a result (directly or indirectly) of the intentional or negligent acts or omissions of any Tenant Party. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises or any other part of the Park, nor Tenant’s strict compliance with all Environmental Laws shall excuse Tenant from its obligations of indemnification under this Lease. To the extent Landlord is strictly liable under any Environmental Laws, Tenant’s obligations to Landlord under this Section 29 and the indemnity contained shall likewise be without regard to fault on Tenant’s part with respect to the violation of any Environmental Law that results in liability to any of the Indemnitees. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 29 as a result of Landlord’s status as either an “owner” or “operator” under any Environmental Laws.
     29.6 Survival. Tenant’s obligations and liabilities under this Section 29 shall survive the expiration or earlier termination of this Lease. If Landlord determines that the condition of all or any portion of the Premises or any other part of the Park is not in compliance with this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, and such condition was caused by Tenant or its employees, agents, or invitees, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. For the purposes of this Lease, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises or any other part of the Park in any manner whatsoever related, whether directly or indirectly, to Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 22.
     30. Financial Statements. Tenant, for the reliance of Landlord, any Mortgagee, or any prospective Mortgagee or purchaser of all or any part of the Building or the Park, within ten days after Landlord’s request, and not more often than once in each calendar quarter, shall deliver to Landlord, to the extent such information is available and already prepared by or for Tenant, the then-current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement and/or such other information.
     31. General Provisions.
     31.1 Time. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.
     31.2 Successors and Assigns. The covenants and conditions in this Lease, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of Landlord and Tenant.
     31.3 Recordation. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord.
     31.4 Landlord’s Personal Liability. Landlord’s liability (which, for the purposes of this Lease, shall include Landlord and the owner of the Building if other than

Landlord) to Tenant for any default by Landlord under this Lease shall be limited to the actual interest of Landlord and its present or future partners in the Park, and Tenant shall look solely to Landlord’s interest in the Park for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord; it being intended that Landlord and the individual partners, directors, officers, shareholders, agents or employees of Landlord shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building, and Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses under this Lease upon and following the transfer of Landlord’s interest in the Building.
     31.5 Separability. Any provisions of this Lease that shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provisions of this Lease and such other provision shall remain in full force and effect.
     31.6 Choice of Law. This Lease shall be governed by the laws of the State of California, without giving effect to any choice of law principles.
     31.7 Attorney Fees. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorney and expert fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal. Such costs, expenses, and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.
     31.8 Entire Agreement. This Lease supersedes any prior agreements, representations, negotiations, or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement, or promise made by any part, that is not in writing and signed by all parties to this Lease, shall be binding.
     31.9 Warranty of Authority. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations under this Lease.
     31.10 Notices. Any and all notices and demands required or permitted to be given under this Lease shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord or Tenant; or (d) by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted under this Section 31.10 at its notice address set forth in the Basic Lease Information. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Notice and/or demand by facsimile shall be complete upon transmission over the telephone line. The parties to this Lease may change their addresses by giving notice of the new address to the other in accordance with this Section 31.10.
     31.11 Joint and Several. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.
     31.12 Covenants and Conditions. Each provision to be performed by Tenant under this Lease shall be deemed to be both a covenant and a condition.
     31.13 Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or any other part of the Park, and/or any claim of injury, loss or damage.
     31.14 Counterclaims. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings (other than a compulsory counterclaim), provided, however, nothing in this Lease shall be deemed or construed as a waiver of Tenant’s right to assert such claims in any separate action brought by Tenant or the right to offset the amount of any final judgment owed by Landlord to Tenant.
     31.15 No Merger. Neither the voluntary or other surrender of this Lease by Tenant, nor the mutual termination or cancellation of this Lease by Landlord and Tenant, nor a termination of this Lease by Landlord for a default by Tenant under this Lease, shall work a merger with any Sublease, and Landlord may, in the event of any such occurrence, elect, at its sole option, by written notice to the subtenants, either terminate or assume as the landlord, all or any then existing Subleases.
     31.16 Survival. Except to the extent this Lease expressly states to the contrary, all of Tenant’s liabilities and obligations under this Lease shall, to the fullest extent permitted by Law, survive the expiration or earlier cancellation or termination of the Term.
     31.17 Signs. Tenant has the right, at Tenant’s sole cost, to install one sign on the exterior of the Building above the main entrance and one sign on the existing monument for the Building, provided that such signs, and any other signs or graphics of any kind that are visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord’s prior written approval, shall comply with any applicable Laws, and shall comply with Landlord’s sign criteria for the Project. Landlord shall remove the existing Tenant’s signage from the Premises and repair any damage or defacement to the

Building at Landlord’s sole cost. Landlord acknowledges that Tenant intends to install a sign on the exterior of the Building of approximately the same size and location as the previous tenant’s. Tenant shall remove all of Tenant’s signs and graphics before expiration of the Term or the termination of this Lease. Tenant shall repair any damage or defacement to the Building or monument signs, including without limitation, discoloration, caused by Tenant’s installation and/or removal of its signs and graphics. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the preceding provisions of this Section 31.17, in no event shall any (a) neon, flashing or moving sign(s) or (b) sign(s) that interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the Park be permitted under this Lease. Tenant shall maintain any such sign, awning, canopy, advertising matter, lettering, decoration, or other thing as may be approved in good condition and repair at all times.
     31.18 Mortgagee Protection. Upon any breach or default on the part of Landlord, Tenant will give written notice by registered or certified mail to each Mortgagee whose notice address Tenant has received, and shall offer such Mortgagee a reasonable opportunity to cure the default (which, in no event shall be less than 90 days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such breach or default cannot be cured within such time period, then such additional time as may be necessary will be given to such Mortgagee to effect such cure so long as such Mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion and so long as such default does not materially and substantially interfere with Tenant’s business operations at the Premises, in which event this Lease shall not be terminated while such cure is being diligently pursued. Each Mortgagee to whom this Lease has been assigned by Landlord is an express third party beneficiary of this Lease. Tenant shall not make any prepayment of Rent more than one month in advance without the prior written consent of each such Mortgagee, except if Tenant is required to make quarterly payments of Rent in advance under Section 8. Tenant waives the collection of any deposit from such Mortgagees or any purchaser at a foreclosure sale of such Mortgagee’s Mortgage the Mortgagee or such purchaser has actually received and not refunded the deposit. Tenant shall make all payments under this Lease to the Mortgagee with the most senior Mortgage upon receiving a direction, in writing, to pay such amounts to such Mortgagee. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee’s loan to Landlord.
     31.19 Quitclaim. Upon any termination of this Lease, Tenant shall, at Landlord’s request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant’s interest in and to the Premises. If Tenant fails to so deliver to Landlord such a quitclaim deed, Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.

     31.20 Modifications for Mortgagee. If, in connection with obtaining financing for all of the Park or any part the Park containing the Premises, any Mortgagee requests reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not materially adversely affect Tenant’s rights under this Lease.
     31.21 Warranties of Tenant. Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted by this Lease, and that, based upon such independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect such use of the Premises. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth in this Lease in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, that is not expressly incorporated in this Lease in writing, is hereby waived by Tenant.
     31.22 Compliance with Americans with Disabilities Act. Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Park may be subject to the requirements of the Americans with Disabilities Act, 42 U.S.C. 12101 et seq, all regulations and guidelines related to such Act, together with all similar applicable state Laws, including all requirements of Title 24 of the State of California, as the same may be in effect on the Lease Date may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any tenant improvements or alterations that Tenant constructs must comply with the ADA at Tenant’s sole cost. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of any alterations or tenant improvements strictly comply with all requirements of the ADA. Subject to reimbursement under Section 6, to the extent Section 6 permits Landlord to include such cost in Operating Expenses, if any barrier removal work or other work is required to the Building, the Common Area or the Park under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant’s specific use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall protect, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, any Tenant Party’s violation or alleged violation of the ADA. Landlord shall protect, defend (with counsel acceptable to Tenant) and hold Tenant harmless and indemnify Tenant from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorney fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Landlord’s violation or alleged violation of the ADA, except to the extent such violation arises from Tenant’s specific use of the Premises or Tenant’s breach of this Lease. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to make any structural changes or capital improvements to the Premises, including, without limitation, any structural changes or capital improvements required under the ADA, except to the extent such changes or improvements are required in connection with (i) Tenant’s special needs, use, or business in the Premises, as opposed to a typical tenant’s use of similar premises for typical general office and light research and development, or (ii) any alterations or improvements that Tenant makes to the Premises.
     31.23 Brokerage Commission. Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker or Brokers identified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Landlord shall be solely responsible for any real estate broker’s commission or finder’s fee owed to the Broker or Brokers, but neither Landlord nor Tenant intends to make either of the Brokers a third-party beneficiary of anything in this Lease. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent, or finder in connection with the Premises and this Lease other than the Broker or Brokers, if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder’s fee payable to the Broker or Brokers in connection with this Lease shall only be payable and applicable to the extent of the initial Term and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. Unless expressly agreed to in writing by Landlord and Broker or Brokers, no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Broker or Brokers for any renewals or other extensions of the initial Term or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder’s fee payable to the Broker or Brokers in connection with this Lease or (ii) any other form of compensation or incentive from the Broker or Brokers with respect to this Lease.

     31.24 Quiet Enjoyment. Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any Mortgagee, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises and the Common Area during the Term, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises and the Common Area.
     31.25 Landlord’s Ability to Perform Tenant’s Unperformed Obligations. Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant under this Lease, and/or if the failure of Tenant relates to a matter that in Landlord’s judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord’s option without any obligation to do so, and in its sole discretion as to whether it is necessary to do so, with such prior written or oral notice to Tenant as is reasonable under the circumstances, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage Tenant or anyone holding under or through Tenant sustains as a consequence. If Landlord so performs any of Tenant’s obligations under this Lease, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount of such cost or expense with interest from the date of payment at the lesser of (i) 10% per annum, or (ii) the highest rate permitted by applicable Law.
     31.26 Consent Standard. Wherever this Lease requires Tenant to obtain Landlord’s consent or approval, except as this Lease expressly provides to the contrary, Landlord shall be entitled to withhold its consent or approval in its sole discretion.
Signature Page Follows

     Landlord and Tenant hereby execute and deliver this Lease Agreement as of the Lease Date stated in the Basic Lease Information.

TENANT: Cavium Networks, Inc.
By:	/s/ Arthur Chadwick
Name: Arthur Chadwick
Its: CFO

LANDLORD: MB Technology Park, LLC
By:	Sterling MBTP, LLC, a California limited
liability company, its manager

By:	/s/ Greg A. Cioth
Greg A. Cioth, its manager

EXHIBIT A
Depiction of the Park, the Building, and the Premises

EXHIBIT B
Rules and Regulations
     1. No advertisement, picture, or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.
     2. Tenant shall not regularly store motor vehicles in any parking areas after the conclusion of normal daily business activity.
     3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.
     4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.
     5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building, or the Park.
     6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.
     7. Tenant shall not make any duplicate keys without the prior consent of Landlord.
     8. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other tenants.
     9. Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.
     10. No person shall go on the roof without Landlord’s permission except as needed for normal mechanical systems maintenance activities.
     11. Business machines and mechanical equipment belonging to Tenant that cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.
     12. All goods, including material used to store goods, delivered to the Premises of Tenant shall be expeditiously moved into the Premises and Tenant shall use best efforts not to leave such

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goods in parking or receiving areas overnight.
     13. Tractor trailers that must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent to the Park.
     14. Forklifts that operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.
     15. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.
     16. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort in the Premises or any other part of the Park. No displays or sales of merchandise shall be allowed in the parking lots or other parts of the Common Area.
     17. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises or any other part of the Park.
     18. Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Area, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Area.

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EXHIBIT C
Covenants, Conditions and Restrictions

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EXHIBIT D
Hazardous Materials Disclosure Certificate
Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and Landlord (the “Lease”), on an annual basis in accordance with the provisions of Section 29 of the signed Lease, you are to provide an update to the information initially provided by you in this certificate. All capitalized terms in this Certificate that are not defined in this Certificate shall have the meanings given them in the Lease. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any Mortgagees and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its Mortgagees, partners or representatives against any claim or demand, and (iv) any Laws. Any and all capitalized terms used herein, that are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:
Landlord: MB Technology Park, LLC, at its notice address in the Lease.
Name of (Prospective) Tenant:
Mailing Address:
Contact Person, Title, and Telephone Number(s):
Contact Person for Hazardous Waste Materials Management and Manifests and Telephone
Number(s):
Address of (Prospective) Premises:
Length of (Prospective) initial Term:
     1. GENERAL INFORMATION:
Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured, or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

     2. USE, STORAGE, AND DISPOSAL OF HAZARDOUS MATERIALS
          2.1 Will any Hazardous Materials be used, generated, stored, or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials that continue to be used, generated, stored, or disposed of in, on or about the Premises.

Wastes	Yes ___	No ___
Chemical Products	Yes ___	No ___
Other	Yes ___	No ___
If Yes is marked, please explain: ___
          2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies that are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.
     3. STORAGE TANKS AND SUMPS
          3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.
Yes ___ No ___
If yes, please explain:
     4. WASTE MANAGEMENT
          4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.
Yes ___ No ___
          4.2 Has your company filed biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ___ No ___
If yes, attach a copy of the most recent report filed.
     5. WASTEWATER TREATMENT AND DISCHARGE
          5.1  Will your company discharge wastewater or other wastes to:
___storm drain?            ___sewer?
___surface water?            ___no wastewater or other wastes discharged.
Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).
          5.2  Will any such wastewater or waste be treated before discharge?
Yes ___ No ___
If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.
     6. AIR DISCHARGES
          6.1 Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on, or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on, or about the Premises that discharge into the air and whether such air emissions are being monitored.
Yes ___ No ___
If yes, please describe:
          6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.
___ Spray booth(s)            ___ Incinerator(s)
___ Dip tank(s)            ___ Other (Please describe)
___ Drying oven(s)            ___ No Equipment Requiring Air Permits
If yes, please describe:
     7. HAZARDOUS MATERIALS DISCLOSURES

          7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.
Yes ___ No ___
If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.
          7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on, or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used that are regulated under Proposition 65.
Yes ___ No ___
If yes, please explain:
     8. ENFORCEMENT ACTIONS AND COMPLAINTS
          8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.
Yes ___ No ___
If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders, or decrees and also describe any requests, notices, or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices, or demands not already delivered to Landlord pursuant to tile provisions of Section 29 of the Lease.
          8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?
Yes ___ No ___
If yes, describe any such lawsuits and attach copies of the complaint(s), counterclaims, pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), counterclaims, pleadings, and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the Lease.
          8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about, or near the Premises.
Yes ___ No ___
If yes, describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the Lease.
     9. PERMITS AND LICENSES
          9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emission permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
The undersigned hereby acknowledges and agrees that: (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of the Lease and will be attached to the Lease as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or any other Tenant Party. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance of the Lease throughout the Term, and any renewals or extensions of the Term.
I (print name) ___, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT: [Tenant]

By:
Title:
Date:

EXHIBIT E
EXISTING EQUIPMENT
Tenant’s FF&E
1.	Lobby seating and reception desk
a.	Couch

b.	2 side chairs

c.	1 coffee table

d.	2 side tables
2.	Phone systems including voice mail and phones with all wiring in place along with the computers to operate or monitor the system. All conference room phones will remain, however, there is currently no audiovisual equipment.
a.	177 Lucent 6409D+ Phones

b.	7 polycom phones
3.	One 75 KVA Libert UPS will remain. The other unit is a 30 KVA and will be removed with Telseon’s networking equipment.

4.	1 Refrigerator

5.	Exterior generator

6.	Copy of stamped tenant improvement plans

7.	147 Cubicles and paneled work areas

8.	15 office desks

9.	215 work chairs

10.	105 conference room chairs

11.	6 low circular and 2 high rectangular cafeteria tables

12.	24 plastic and 6 bar stool vinyl chairs in cafeteria

13.	12 conference tables which include 2 small tables
a.	Does not include circular tables in private offices